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[TRANSLATION FROM HEBREW]

EXHIBIT 4.(a).28

                                  [State Seal]

             GENERAL LICENSE FOR PARTNER COMMUNICATIONS COMPANY LTD. FOR THE PROVISION OF MOBILE RADIO PHONE SERVICES BY THE
                              CELLULAR METHOD (MRP)

                                AMENDMENT NO. 13

By virtue of my power under section 4(e) of the Communications
(Telecommunications and Broadcasting) Law, 5742-1982, and after being presented with the position of Partner Communications Company Ltd ("The Company"), I hereby amend the general licence for the provision of mobile radio phone services by the cellular method (MRP) granted to Partner Communications Company Ltd. on 7th April 1998 as follows:

AMENDMENT OF CLAUSE 9

         1.       After clause 9.4 shall come:

                  "9.5 Notwithstanding the above, following the winning by the Licensee of Tender No. 1/01, the validity of this License shall be for a period of twenty (20) years that will begin on 19 Shvat 5762 (1 February 2002)".

                                                    (sgd)
                  June, 2002                        Reuven (Ruby) Rivlin
                                                    Minister of Communications